                                                                    Exhibit 10.1


                          ASPECT MEDICAL SYSTEMS, INC.


                         1998 DIRECTOR STOCK OPTION PLAN



1.       Purpose.

         The purpose of this 1998 Director Stock Option Plan (the "Plan") of Aspect Medical Systems, Inc. (the "Company") is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate outside directors of the Company by providing such directors with equity ownership opportunities and thereby better aligning the interests of such directors with those of the Company's stockholders.

2.       Administration.

         The Board of Directors of the Company (the "Board") shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section
5. However, all questions concerning interpretation of the Plan or any options granted under it shall be resolved by the Board. The Board shall have authority to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any option in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No member of the Board shall be liable for any action or determination relating to the Plan. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any option granted pursuant to the Plan. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.

3.       Participation in the Plan.

         Directors of the Company who are not full-time employees of the Company or any subsidiary of the Company ("outside directors") shall be eligible to receive options under the Plan.

4.       Stock Subject to the Plan.

         (a) The maximum number of shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), which may be issued under the Plan shall be 100,000 shares, subject to adjustment as provided in Section 7.

         (b) If any outstanding option under the Plan for any reason expires or is terminated, surrendered or canceled without having been exercised in full or is forfeited in whole or in part or results in any Common Stock not being issued, the shares covered by the unexercised portion of such option shall again become available for issuance pursuant to the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (c) All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

5.       Terms, Conditions and Form of Options.

         Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreements may contain terms and conditions in addition to but not inconsistent with those set forth in the Plan.

         (a) Option Grant Dates. Subject to adjustment as provided in Section 7, options shall automatically be granted to all eligible outside directors as follows:

                  (i) each person who is an eligible outside director on

April 1, 1998 (the "Initial Grant Date") shall be granted an option (the "Initial Option") to purchase 10,000 shares of Common Stock on the Initial Grant Date; provided, however, that Lester J. Lloyd and Donald Stanski shall not be eligible to receive such option pursuant to the terms of this Section 5(a)(i);

                  (ii) each person who first becomes an eligible outside director after the Initial Grant Date shall be granted an Initial Option to purchase 10,000 shares of Common Stock on the date of his or her initial election or appointment to the Board; and

                  (iii) each eligible outside director shall be granted an additional option (the "Additional Option") to purchase 5,000 shares of Common Stock as follows (each such date referred to herein as an "Additional Option Grant Date"): (x) prior to the Company's initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "IPO"), on May 1 of each year, commencing May 1, 1999, provided that he or she is an eligible director on such date, and provided further that the Additional Option Grant Date is at least six months after he or she received an Initial Option, and (y) following the IPO, on the date of each Annual Meeting of Stockholders of the Company commencing with the first Annual Meeting of Stockholders following the IPO, provided that he or she is an eligible director immediately prior to such Annual Meeting and continues to serve as a director immediately following such Annual Meeting, and provided further that the Additional Option Grant Date is at least six months after he or she received an Initial Option.

         (b) Option Exercise Price. The option exercise price per share of Common Stock for each option granted under the Plan shall equal (i) the last reported sales price per share of Common Stock on the Nasdaq National Market (or, if the Company is traded on a nationally recognized securities exchange on the date of grant, the reported closing sales price per share of Common Stock by such exchange) on the date of grant (or if no such price is reported on such date such price as reported on the nearest preceding day) or (ii) if the Common Stock is not traded on the Nasdaq National Market or such an exchange, the fair market value per share of Common Stock on the date of grant as determined by the Board.

         (c) Options Non-Transferable. Except as the Board may otherwise determine or provide in an option agreement, any option granted under the Plan to an optionee shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom it was granted, either voluntarily or by operation of law, other than by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

         (d) Exercise Period.

                  (i) Initial Options. Each Initial Option granted pursuant to
Section 5(a)(i) and (ii) of the Plan shall immediately become exercisable as to 50% of the shares subject to the option on the date such option was granted and one-sixth of the shares shall become exercisable on each of the first, second and third anniversaries of the date such option was granted so that such option shall be fully exercisable three (3) years after the date such option was granted; provided, however, that the optionee continues to serve as a director on each such date.

                  (ii) Additional Options. Each Additional Option granted pursuant to Section 5(a)(iii) of the Plan shall become exercisable in three equal annual installments on each of the first, second and third anniversaries of the date such option was granted so that such option shall be fully exercisable three (3) years after the date such option was granted; provided, however, that the optionee continues to serve as a director on each such date.

                  (iii) No Fractional Shares. In the event that the vesting schedule set forth in this Section 5(d) produces a fractional number of shares issuable upon exercise of such option, the optionee shall receive one less share on the first anniversary of the date such option was granted than such optionee shall receive on the second and third anniversaries of the date such option was granted.

                  (iv) Board Action. The Board may at any time provide that any options granted under the Plan become immediately exercisable in full or in part.

         (e) Termination. Each option shall terminate, and may no longer be exercised, on the earlier of the date (i) 10 years after the date such option was granted or (ii) 60 days after the optionee ceases to serve as a director of the Company; provided that, in the event an optionee ceases to serve as a director due to his or her death or disability (within the meaning of Section 22(e)(3) of the Code or any successor provision), then the exercisable portion of the option may be exercised within the period of 180 days following the date the optionee ceases to serve as a director (but in no event later than 10 years after the date such option was granted) by the optionee or by the person to whom the option is transferred by will, by the laws of descent and distribution, or by written notice pursuant to Section 5(g).

         (f) Exercise Procedure. An option may be exercised only by written notice to the Company at its principal office accompanied by payment of the full consideration for the shares as to which the option is exercised. Such payment may be made as follows:

                  (i) in cash or by check, payable to the order of the Company;

                  (ii) by delivery of a promissory note of the optionee to the Company on terms determined by the Board;

                  (iii) by payment of such other lawful consideration as the Board may determine; or

                  (iv) any combination of the above permitted forms of payment.

         (g) Exercise by Representative Following Death of Director. An optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the optionee's death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

6.       Limitation of Rights.

         (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the optionee as a director for any period of time.

         (b) No Stockholder Rights for Options. No optionee nor a designated beneficiary thereof shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an option until becoming the record holder of such shares.

7.       Adjustment to Common Stock.

         In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of securities subject to future option grants, and (iii) the number and class of securities and exercise price per share subject to each outstanding option shall be appropriately adjusted by the Company (or substituted options may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 7 applies and Section 8 also applies to any event, Section 8 shall be applicable to such event, and this Section 7 shall not be applicable.

8.       Modification, Extension and Renewal of Options.

         The Board shall have the power to modify or amend outstanding options; provided, however, that no modification or amendment may (i) have the effect of altering or impairing any rights or obligations of any option previously granted without the consent of the optionee, or (ii) modify the number of shares of Common Stock subject to the option (except as provided in Section 7).

9.       Amendment of the Plan.

         The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirements. Amendments requiring stockholder approval shall become effective when adopted by the Board.

10.      Withholding.

         Each optionee shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with options granted under the Plan to such optionee no later than the date of the event creating the tax liability. The Board may allow optionees to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the option creating the tax obligation, valued at their fair market value as determined by the Board in good faith. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to an optionee.

11.      Notice.

         Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

12.      Governing Law.

         The provisions of the Plan, all determinations made and actions taken pursuant hereto and all options made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

13.      Effective Date and Term of Plan.

         The Plan shall become effective on the date of approval by the stockholders of the Company. No options shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but options previously granted may extend beyond that date.


                           Adopted by the Board on February 6, 1998

                           Approved by the stockholders as of February 13, 1998

                          ASPECT MEDICAL SYSTEMS, INC.

                                  AMENDMENT TO

                         1998 DIRECTOR STOCK OPTION PLAN

The 1998 Director Stock Option Plan (the "Director Stock Option Plan") of Aspect Medical Systems, Inc. be and hereby is amended as follows:

     1. The date "April 1, 1998" in the first line of Section 5(a)(i) of the Director Stock Option Plan be and hereby is deleted and replaced with the date "April 14, 1998."

     2. Sections 5(d)(i) and (ii) of the Director Stock Option Plan are hereby deleted and new Sections 5(d)(i) and (ii) are inserted in lieu thereof which read as follows:

               "(i)   INITIAL OPTIONS. Except as provided in 5(f) below, each
          Initial Option granted pursuant to Section 5(a)(i) and (ii) of the Plan shall immediately become exercisable as to 50% of the shares subject to the option on the date such option was granted and one-sixth of the shares shall become exercisable on each of the first, second and third anniversaries of the date such option was granted so that such option shall be fully exercisable three (3) years after the date such option was granted; provided, however, that the optionee continues to serve as a director on each such date.

               (ii) ADDITIONAL OPTIONS. Except as provided in 5(f) below, each Additional Option granted pursuant to Section 5(a)(iii) of the Plan shall become exercisable in three equal annual installments on each of the first, second and third anniversaries of the date such option was granted so that such option shall be fully exercisable three (3) years after the date such option was granted; provided, however, that the optionee continues to serve as a director on each such date."

     3. A new Section 5(f) is hereby added to the Director Option Plan which reads as follows:

          "(f) ACQUISITION AND CHANGE IN CONTROL EVENTS

               (1)  DEFINITIONS

                    (a)  An "Acquisition Event" shall mean:

                         (i) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

                         (ii) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

                    (b)  A "Change in Control Event" shall mean:

                         (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act)
                               30% or more of either (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses
                               (x) and (y) of
                               subsection (iii) of this definition; or

                         (ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; PROVIDED, HOWEVER, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

                         (iii) the consummation of a merger, consolidation,
                               reorganization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then- outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

               (2)  EFFECT ON OPTIONS

                    (a) ACQUISITION EVENT. Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); PROVIDED THAT if such Acquisition Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any option or any other agreement between an optionee and the Company, such assumed or substituted options shall be immediately exercisable in full upon the occurrence of such Acquisition Event. For purposes hereof, an option shall be considered to be assumed if, following consummation of the Acquisition Event, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

                         Notwithstanding the foregoing, if the acquiring or
                    succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such options, then the Board shall, upon written notice to the optionees, provide that all then unexercised options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the optionees before the consummation of such Acquisition Event; provided, however, in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the

                    Board may instead provide that all outstanding options shall terminate upon consummation of such Acquisition Event and that each optionee shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such options.

                    (b) CHANGE IN CONTROL EVENT THAT IS NOT AN ACQUISITION EVENT. Upon the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any option or any other agreement between a optionee and the Company, all options then-outstanding shall automatically become immediately exercisable in full."










                                       Amended by the Board of Directors on
                                       July 9, 1998

                                       Approved by the Stockholders on
                                       ______________ __, 1998